Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 11/13/2025 07:27 AM
Original ID: 2018-000822159
Amendment ID: 2025-006178879

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Hydro Power Technologies Inc.

2. Article number(s) I, V is amended as follows:
See checklist below for article number information.

Article 1 Name of the Company is "Peakcart Group Corp."
Article 5 Total Authorized Shares Six Hundred Million, (600,000,000), Shares par value $.001
Common Authorized Five Hundred Million, (500,000,000)
Preferred Authorized One Hundred Million (100,000,000)
Designation for New Preferred Share A-1
Amend Preferred Series A total Authorized to Nine Hundred Ninety-Nine, (999,000) shares

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

A Special Meeting of the Board of Directors and the Majority Shareholder owning 100% of the Outstanding Preferred A Shares:
Certificate of Designation for New Preferred Share A-1
Amended and Restated Certificate of Designation of Preferred Series A shares.

4. The amendment was adopted on _______________.
(Date – mm/dd/yyyy)

Received
NOV - 7 2025
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________ **Date:** 10/24/2025
(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: FENGYING GUO

Title: President

Contact Person: Lisa Shiu

Daytime Phone Number: 7816026061

Email: info@biocubeglobal.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [x] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] **Processing time is up to 15 business days** following the date of receipt in our office.
- [x] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [x] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [x] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

CERTIFICATE OF DESIGNATION OF SERIES A-1

SUPER VOTING PREFERRED STOCK OF

PEAKCART GROUP CORP f/k/a HYDRO POWER TECHNOLOGIES, INC.

Pursuant to W.S. § 17-16-602 of the Wyoming Business Corporation Act, the Board of Directors of Peakcart Group Corp., a Wyoming corporation (the "Corporation"), hereby adopts the following Certificate of Designation establishing the rights, preferences, and privileges of the Series A-1 Super Voting Preferred Stock:

1. Designation and Amount.

   There shall be a series of Preferred Stock designated as "Series A-1 Super Voting Preferred Stock" (the "Series A-1 Preferred Stock" or "Series A-1 Preferred Shares"), and the number of shares constituting such series shall be 1,000. The par value of the Series A-1 Preferred Stock shall be $0.001 per share.

2. Conversion Rights.

   a. If at least one share of Series A-1 Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A-1 Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which is four times the sum of

   i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus

   ii) the total number of shares of Series A, Series B, Series C, Series E, Series F, and any other Preferred Stocks which are issued and outstanding at the time of conversion.

   b. Each individual share of Series A-1 Preferred Stock shall be convertible into the number of shares of Common Stock equal to [four times the sum of all shares of Common Stock issued and outstanding at time of conversion plus all shares of Series A, Series B, Series C, Series E, Series F, and any other Preferred Stocks issued and outstanding at time of conversion] divided by the number of issued and outstanding shares of Series A-1 Preferred Stock at the time of conversion.

3. Issuance.

   Shares of Series A-1 Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of shares of Series

A-1 Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula: For retirement of debt: ∑ from i=1 to n of Ki = number of shares of Series A-1 Preferred Stock to be issued where Ki = K1, K2, ..., Kn represent the discrete notes, and other obligations owed the lender (holder), which are being retired.

4. Voting Rights.

a. If at least one share of Series A-1 Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A-1 Preferred Stock at any given time, regardless of their number, shall have voting rights equal to one million (1,000,000) votes per share on all matters affecting the Corporation, including matters otherwise requiring a class vote, such as the election of directors, amendments to the Articles of Incorporation, and any other corporate action requiring shareholder approval.

b. Notwithstanding anything to the contrary in the designation of any other class or series of Preferred Stock, the holders of Series A-1 Preferred Stock shall have the exclusive and overriding right to approve or disapprove any action affecting the rights, preferences, or privileges of such other class or series, and the consent or vote of the holders of such other class or series shall not be required.

c. In the event of any conflict between this Certificate of Designation of Series A-1 Preferred Stock and the designation of any other class or series of stock of the Corporation, the terms of the Series A-1 Preferred Stock shall control.

5. Dividends.

The holders of Series A-1 Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

6. Liquidation

Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series A-1 Preferred Stock, the holders of the Series A-1 Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share, adjusted for any stock splits, stock combinations, stock dividends or recapitalizations and the like with respect to such shares (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series A-1 Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series A-1 Preferred Stock as set

forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

7. Redemption.

   The Corporation may redeem Series A-1 Preferred Stock at its option upon notice, at a price of $1.00 per share plus accrued dividends, if any.

8. Conflict and Severability.

   If any provision herein is deemed unenforceable, the remaining provisions shall remain in full force and effect.

Adopted by the Board of Directors on 25 September, 2025.

Filed with the Wyoming Secretary of State on 5th November, 2025.

Lisa Shu

Lisa Shu
Corporate Secretary/Director

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK OF

PEAKCART GROUP CORP f/k/a Hydro Power Technologies, Inc.

Pursuant to W.S. § 17-16-602 of the Wyoming Business Corporation Act, the Board of Directors of **PEAKCART GROUP CORP**., a Wyoming corporation (the "Corporation"), hereby adopts the following Amended and Restated Certificate of Designation for the Series A Preferred Stock, superseding any prior designation:

1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Preferred Stock" (the "Series A Preferred Stock" or "Series A Preferred Shares"), and the number of shares constituting such series shall be 999,000. The par value of the Series A Preferred Stock shall be $0.001 per share.

2. Conversion Rights.

   a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which is four times the sum of

   i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus

   ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of conversion.

   b. Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to [four times the sum of all shares of Common Stock issued and outstanding at time of conversion plus all shares of Series B and Series C Preferred Stocks issued and outstanding at time of conversion] divided by the number of issued and outstanding shares of Series A Preferred Stock at the time of conversion.

3. Issuance. Shares of Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt: ∑ from i=1 to n of Ki = number of shares of Series A Preferred Stock to be issued where Ki = K1, K2, ..., Kn represent the discrete notes, and other obligations owed the lender (holder), which are being retired.

4. Voting Rights.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of

i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus

ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of voting.

b. Each individual share of Series A Preferred Stock shall have the voting rights equal to [four times the sum of all shares of Common Stock issued and outstanding at time of voting + all shares of Series B and Series C Preferred Stocks issued and outstanding at time of voting] divided by the number of issued and outstanding shares of Series A Preferred Stock at the time of voting.

5. Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

Adopted by the Board of Directors on [insert date, e.g., September 05, 2025].

Filed with the Wyoming Secretary of State on 4 November 2025.

Lisa Shu

Lisa Shi
Corporate Secretary

MINUTES OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF HYDRO POWER TECHNOLOGIES, INC.

Date: September 5, 2025
Time: 10:00 AM (local time)
Location: Virtual meeting via video conference
Type of Meeting: Special Meeting Attendees

A special meeting of the Board of Directors of Hydro Power Technologies, Inc., a Wyoming corporation (the "Company"), was held on the date, time, and location noted above. The following directors were present, constituting a quorum:

- **Fengying Guo** **Chairman of the Board of Directors and President**
- **Lisa Shu** **Corporate Secretary and Director)**
- **Dan Du** **Independent Director**
- **Ruiyan Wu** **Chief Financial Officer and Director**
- **QINGCHUN YI** **Independent Director**

Also present:

- Representative of Biocube Inc., the majority shareholder, Fengying Guo, President of Biocube Inc., a California corporation, holding 100% of the Preferred Series A Voting Shares.

The meeting was called to order by Chairperson/President, e.g., Fengying Guo at 10:00 AM.

Notice of Meeting

The Secretary confirmed that proper notice of the special meeting was given to all directors in accordance with the Company's bylaws and Wyoming law, or that all directors waived notice.

Approval of Agenda

The agenda for the meeting was reviewed and approved unanimously. The primary purpose of the meeting was to consider and approve amendments to the Company's Articles of Incorporation, including a change of the Company's name, revisions to the authorized capital stock, designation of a new series of preferred shares, and related matters.
Discussion and Resolutions

The Board discussed the proposed amendments to the Articles of Incorporation. The following resolutions were presented, discussed, and voted upon:

1. <u>Amendment to Article 1 - Company Name</u>
   It was resolved that Article 1 of the Articles of Incorporation be amended to change the name of the Company from "Hydro Power Technologies, Inc." to "Peakcart Group Corp."

Motion made by Fengying Guo, seconded by Ruiyan Wu.
Vote: Unanimous approval.

2. <u>Amendment to Article 3 - Authorized Shares</u>
   It was resolved that Article 3 of the Articles of Incorporation be amended to provide for the following authorized capital stock:

   - Total Authorized Shares: Six Hundred Million (600,000,000) shares, par value $0.001 per share.
   - Common Shares Authorized: Five Hundred Million (500,000,000) shares.
   - Preferred Shares Authorized: One Hundred Million (100,000,000) shares. Further, the existing Preferred Series A shares shall be amended to a total authorized amount of Nine Hundred Ninety-Nine Thousand (999,000) shares.

Motion made by Fengying Guo, seconded by Ruiyan Wu.
Vote: Unanimous approval.

3. <u>Designation of New Preferred Series A-1</u>
   It was resolved that the Board designate a new series of preferred shares, designated as "Preferred Series A-1," with [terms to be specified in a Certificate of Designation, e.g., voting rights, dividends, conversion, etc.; since not provided, assume standard or note as per discussion]. The Board authorizes the filing of a Certificate of Designation with the Wyoming Secretary of State to effect this series, assuming the Articles of Incorporation grant the Board authority to designate series of preferred stock.

Motion made by Fengying Guo, seconded by Ruiyan Wu.
Vote: Unanimous approval.

4. <u>Shareholder Approval</u>
   As the amendments to the Articles of Incorporation require shareholder approval under Wyoming Statutes Title 17, Chapter 16, Article 10 (W.S. 17-16-1003), the majority shareholder, Biocube Inc., represented by its President Fengying Guo, who

holds 100% of the Preferred Series A Voting Shares and controls the voting power, provided consent and approval for all proposed amendments. This approval was documented and unanimous.

5. **Approved by Fengying Guo, as President and on behalf of Biocube, Inc.**
   Vote: Unanimous approval.

6. Authorization to File Amendments
   It was resolved that the officers of the Company, including the President, be authorized and directed to prepare and file Articles of Amendment with the Wyoming Secretary of State, along with any required Certificate of Designation, and to take all other actions necessary to effectuate these changes, including payment of the $60.00 filing fee.

Motion made by Fengying Guo, seconded by Ruiyan Wu.
Vote: Unanimous approval.

Other Business

No other business was brought before the meeting.

Adjournment

There being no further business, the meeting was adjourned at 11:00 AM. Approved by:
/s/ Lisa Shu Lisa Shu
Lisa Shu, Corporate Secretary
Date: September 5, 2025